Exhibit 99.1

For more information, contact:
Cogent Systems, Inc.	The Blueshirt Group, Investor Relations
Paul Kim	Chris Danne, Rakesh Mehta
Chief Financial Officer	(415) 217-7722
626-799-8090	chris@blueshirtgroup.com
www.cogentsystems.com	rakesh@blueshirtgroup.com

Cogent Systems Announces Record Fourth Quarter Revenues

Revenues Increase 36% Sequentially to $31.8 Million

Non-GAAP Net Income Reaches $0.11 per diluted share

South Pasadena, CA – February 22, 2005 - Cogent Systems (Nasdaq: COGT) today announced financial results for the fourth quarter and year ended December 31, 2004.

Fourth quarter 2004 net revenues were $31.8 million, which is a 36% sequential increase over net revenues of $23.4 million for the immediately preceding third quarter of 2004. Net income on a GAAP basis for the fourth quarter of 2004 was $9.9 million, or $0.11 per diluted share, which compares to GAAP net income of $20.4 million, or $0.29 per diluted share, for the third quarter of 2004.

Cogent’s fourth quarter of 2004 GAAP results included $1.7 million of non-cash charges related to the amortization of stock-based compensation. Excluding the effects of stock-based compensation and using a 38% tax rate, non-GAAP net income was $10.0 million, or $0.11 per diluted share, compared to $6.9 million, or $0.10 per diluted share, for the immediately preceding period after excluding the effects of similar items and a net income tax benefit of $11.6 million.

“We are pleased to report record revenues in our fourth quarter, with sequential revenue growth of 36%,” commented Ming Hsieh, President and Chief Executive Officer of Cogent. “Strong sales in the fourth quarter were bolstered by increasing sequential revenues to two major customers – the National Electoral Council of Venezuela and the Department of Homeland Security – as well as a number of smaller contracts at both international and state and local levels. For the year, revenues increased 173% to $87.7 million, a testament to the strength of our technology, product offering and customer relationships. We believe that our AFIS solution is the most technologically advanced in the world, with clear advantages in terms of overall performance, scalability, integration and cost of ownership.”

For the year ended December 31, 2004, revenues increased 173% to $87.7 million from $32.2 million in 2003. Net income on a GAAP basis was $42.6 million in 2004 or $0.56 per diluted share which compares to $9.2 million or $0.14 per diluted share for the year ended December 31, 2003. Excluding the effects of stock-based compensation and a net income tax benefit in 2004 of $6.4 million and using a 38% tax rate, non-GAAP net income in 2004 was $28.9 million, or $0.38 per diluted share, compared to non-GAAP net income of $7.0 million, or $0.10 per diluted share in 2003, which excludes the effects of stock-based compensation.

“Backlog of $127 million at year end points to growing revenues from our existing customer base and recent wins at new customers,” commented Paul Kim, Chief Financial Officer of Cogent. “As we begin 2005, we continue to see growing opportunities in the government, civil and commercial sectors.”

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss these results and anticipated results for fiscal year 2005. Cogent will offer a live webcast of the conference call, accessible from the “Investor Relations” section of the Company’s website (www.cogentsystems.com). The webcast will be archived for a period of 15 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 11022256. International parties should call 303-590-3000 and enter pass code 11022256.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP net income and earnings per share, may be considered non-GAAP financial measures. Cogent believes this information is useful to investors because it provides a basis for measuring Cogent’s available capital resources, the operating performance of Cogent’s business and Cogent’s cash flow, excluding stock-based compensation and a non-recurring income tax benefit that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Cogent’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Cogent’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Cogent may not be comparable to similarly titled amounts reported by other companies.

About Cogent Systems

Cogent is a leading provider of Automated Fingerprint Identification Systems, or AFIS, and other fingerprint biometric solutions to governments, law enforcement agencies and other organizations worldwide. Cogent’s AFIS solutions enable customers to capture fingerprint images electronically, encode fingerprints into searchable files and accurately compare a set of fingerprints to a database containing potentially millions of fingerprints in seconds.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Cogent is providing this information as of the date of this press release, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Cogent’s anticipated revenue growth and growth in sales opportunities in a variety of markets, including future domestic and international growth, and opportunities in the civil market. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to Cogent’s Form 10-Q for the quarter ended September 30, 2004 filed by Cogent with the Securities and Exchange Commission which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: changes in government policies; uncertain political conditions in international markets; deriving a significant portion of revenues from a limited number of customers; deriving a significant portion of revenues from the sale of solutions pursuant to government contracts; failure of the biometrics market to experience significant growth; failure of Cogent’s products to achieve broad acceptance; ineffectiveness of Cogent’s remedies to previously identified material weaknesses in its internal controls; potential fluctuations in quarterly and annual results; changes in Cogent’s effective tax rate; failure to successfully compete; failure to comply with government regulations; failure to accurately predict financial results due to long sales cycles; negative publicity and/or loss of clients due to security breaches resulting in the disclosure of confidential information; loss of export licenses or changes in export laws; failure to manage projects; rapid technology change in the biometrics market; loss of a key member of management team; termination of backlog orders; loss of limited source suppliers; negative audits by government agencies; failure to protect intellectual property; and exposure to intellectual property and product liability claims. The information contained in this press release is a statement of Cogent’s present intention, belief or expectation and is based upon, among other things, existing industry conditions, market conditions, the economy in general and Cogent’s assumptions. Cogent may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. Cogent undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. By including any information in this press release, Cogent does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

COGENT, INC.

CONDENSED BALANCE SHEET

December 31, 2004 and 2003

(in thousands)

	Balance at 12/31/2004	Balance at 12/31/2003
ASSETS:

Cash and investments	$223,284	$17,457
Accounts receivable, net	14,761	6,271
Unbilled accounts receivable	1,308	306
Inventories	37,980	6,319
Property and equipment, net	8,478	5,696
Other assets	15,083	1,606

Total assets	$300,894	$37,655

LIABILITIES & EQUITY:

Accounts payable and accrued liabilities	$10,401	$2,675
Deferred revenue	68,429	15,264
Total stockholders’ equity	222,064	19,716

Total liabilities & equity	$300,894	$37,655

COGENT, INC.

CONDENSED STATEMENT OF OPERATIONS

Three Months and Year Ended December 31, 2004 and 2003

(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Revenues:
Product revenues	$28,450	$17,684	$74,698	$24,911
Maintenance and services revenues	3,330	2,366	12,990	7,268

Total revenues	31,780	20,050	87,688	32,179

Cost of revenues:
Cost of product revenues	12,457	5,022	25,551	7,881
Cost of maintenance and services revenues	1,069	783	3,607	2,051
Amortization of deferred stock-based compensation	169	138	669	305

Total cost of revenues	13,695	5,943	29,827	10,237

Gross profit	18,085	14,107	57,861	21,942

Operating expenses:
Research and development	1,733	1,560	6,890	5,687
Selling and marketing	1,382	847	3,826	2,752
General and administrative	1,246	620	3,976	1,986
Amortization of deferred stock-based compensation	1,497	435	9,759	1,142

Total operating expenses	5,858	3,462	24,451	11,567

Operating income	12,227	10,645	33,410	10,375

Interest income	948	61	1,144	120
Other, net	1,237	(516)	1,599	(729)

Income before income taxes	14,412	10,190	36,153	9,766

Income tax provision (benefit)	4,502	603	(6,428)	577

Net income	$9,910	$9,587	$42,581	$9,189

Net income per share:
Basic	$0.12	$0.16	$0.65	$0.15
Diluted	$0.11	$0.14	$0.56	$0.14

Number of shares used in per share computations:
Basic	80,792	60,000	65,617	60,000
Diluted	91,716	68,327	75,817	67,853

COGENT, INC.

Non-GAAP Earnings per Share Reconciliation

Three Months Ended December 31, 2004 and September 30, 2004

Year Ended December 31, 2004 and 2003

(in thousands, except per share data)

	Three months ended December 31, 2004	Three months ended September 30, 2004	Year ended December 31, 2004	Year ended December 31, 2003
Earnings for per share calculations

GAAP Net Income	$9,910	$20,445	$42,581	$9,189

GAAP Income tax provision (benefit)	4,502	(11,578)	(6,428)	577
Amortization of deferred stock-based compensation	1,666	2,274	10,428	1,447
Tax effect (1)	(6,110)	(4,234)	(17,701)	(4,261)

Non-GAAP Net income	$9,968	$6,907	$28,880	$6,952

Earnings per share

GAAP Diluted EPS	$0.11	$0.29	$0.56	$0.14

GAAP Income tax provision (benefit)	0.05	(0.16)	(0.09)	0.01
Amortization of deferred stock-based compensation	0.02	0.03	0.14	0.02
Tax effect (1)	(0.07)	(0.06)	(0.23)	(0.07)

Non-GAAP Diluted EPS	$0.11	$0.10	$0.38	$0.10

(1)	Tax rate at 38%